UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 25, 2008

COACHMEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

423 North Main Street, Middlebury, Indiana		46540
(Address of Principal Executive Offices)		(Zip Code)

(574) 825-5821
(Registrant’s telephone number,
including area code)

N/A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)           On November 25, 2008, the compensation committee of Coachmen’s board of directors granted restricted Coachmen common shares to the executive officers named below in the amounts set forth beside each person’s name. The grants are conditioned on the closing of the Asset Sale and will vest at the earliest of (i) two years from the date of issuance, provided the employee remains continuously employed by Coachmen, (ii) death, (iii) disability, or (iv) a change of control. With respect to Mr. Terlep, he must return to the employ of Coachmen after his six-month period of employment by Forest River and then remain employed by Coachmen for the balance of the two-year vesting period.

Name	Title	Number of Restricted Shares
Richard M. Lavers	President & CEO	50,000
Colleen A. Zuhl	Chief Financial Officer	20,000
Rick J. Bedell	President, Housing Group	10,000
Leslie G. Thimlar	Vice President of Human Resources	6,000
Michael R. Terlep	President, RV Group	10,000

ITEM 8.01              OTHER EVENTS

        On November 28, 2008, Coachmen issued a press release announcing that it was resuming its program of buying Coachmen shares on the open market. Coachmen has filed a copy of the press release as Exhibit 99.1 to this Current Report on Form 8-K,  and the release is incorporated by reference in this Report.

On December 1, 2008, Coachmen issued a press release announcing the completion of a full line of low-floor ADA-accessible buses.  Coachmen has filed a copy of the press release as Exhibit 99.2 to this Current Report on Form 8-K,  and the release is incorporated by reference in this Report.

On December 1, 2008, Coachmen conducted a conference call for shareholders and analysts related to the proposed sale of Coachmen’s RV manufacturing and sales business. Coachmen is filing a copy of the transcript of the remarks on the conference call as Exhibit 99.3 to this Current Report on Form 8-K, and the transcript is incorporated by reference in this Report.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(a)           Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Exhibits

10 99.1 99.2 99.3	Form of Stock Award Agreement. Press Release dated November 28,2008. Press Release dated December 1, 2008. Transcript of Conference Call dated December 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:	December 1, 2008	By:	/s/ Thomas P. Gehl
Thomas P. Gehl, Secretary
Printed Name and Title